UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

AVRO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141686	20-8387017
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Address of principal executive offices:

535 Howe Street
Vancouver B.C. V6C 2Z4
Canada

Telephone: 604.683.0466

Facsimile: 604.683.7881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Principal Officers.

Appointment of Director, Mr. Michael Heenan

On June 1, 2007, the Company appointed Mr. Michael Heenan as a Director of the Company, effective as of equal date.

Michael Heenan, Director of the Company. Michael Heenan was appointed as Director of the Company on June 1, 2007.

Mr. Michael Heenan was officially elected to serve as Councilor for the Town of Canmore in October 1995, and held this position until October 2001. Mr. Heenan was re-appointed as Councilor in October 2003 and continues to hold this position to present.

From September 2001 to present, Mr. Heenan served in the position of Program Coordinator for the Educational Arts Institution at the Banff Centre.

Additionally Mr. Heenan serves of the Board of Directors of Flying A Petroleum Ltd., an oil and gas exploration company. He accepted this appointment in 1998 until continues to hold this position until present.

Appointment of Secretary and Director, Ms. Marilyn Woodruff

On June 1, 2007, the Company appointed Ms. Marilyn Woodruff as Secretary and Director of the Company, effective as of equal date.

Marilyn Woodruff, Secretary and Director of the Company. Marilyn Woodruff was appointed as Secretary and Director of the Company on June 1, 2007.

From April 1996 to present, Ms. Marilyn Woodruff has served as President of Rodina Russian Folk Art, an import and wholesale gift supplier.

Currently Ms. Woodruff is Director for Flying A Petroleum Ltd., an oil and gas exploration company. Ms. Woodruff has held this position since February 1, 2000.

From August 23, 2005 to present, Ms. Woodruff has acted as the Director for Bighorn Petroleum Inc., an independent Canadian natural resource company listed on the TSX Venture Exchange.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

 Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRO ENERGY INC.

Date: July 10, 2007.	By:	/s/ Mike P. Kurtanjek
MIKE P. KURTANJEK